FOR IMMEDIATE RELEASE	NEWS
October 30, 2018	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS THIRD QUARTER RESULTS, MAINTAINS 2018 PRODUCTION OUTLOOK

COLORADO SPRINGS – October 30, 2018 – Gold Resource Corporation (NYSE American: GORO) (the “Company” or “GRC”) reported production results for the third quarter ended September  30, 2018 of 6,411 ounces of gold and 321,590 ounces of silver, which along with base metal revenue generated $24.3 million in net revenue for the quarter.  Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, U.S.A.  The Company has returned $111 million to its shareholders in monthly dividends since commercial production commenced July 1, 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q3 2018 HIGHLIGHTS

•	$24.3 million net sales
•	6,411 gold ounces produced
•	321,590 silver ounces produced
•	$582 total cash cost per precious metal gold equivalent ounce sold (after by-product credits)
•	$13.0 million base metal by-product credits, or $1,372 per precious metal gold equivalent ounce sold
•	$0.3 million dividend distributions, or $0.005 per share for quarter
•	$16.6 million cash and cash equivalents
•	$3.4 million gold and silver bullion
•	Heap leach pad construction 80% complete at Isabella Pearl Project, Nevada
•	First ore blast at Isabella Pearl Project, Nevada in September 2018

Overview of Q3 2018 Results

During the third quarter of 2018, the Company sold 9,466 precious metal gold equivalent ounces at a total cash cost of $582 per ounce (after by-product credits). Average realized metal prices during the quarter included $1,183  per ounce gold and $14.69 per ounce silver*. The Company recorded a  net loss of ($0.8 million), or ($0.01) per share, driven primarily by lower commodity prices and unfavorable price settlements of prior period sales.  Declining metal prices during the prior four months caused adjustments under the provisional pricing mechanism in the Company’s sales contracts to aggregate a negative settlement of $3.2 million in final payments during the third quarter.

The Company paid $0.3 million to its shareholders in dividends, or $0.005 per share during the quarter. Cash and cash equivalents at quarter end totaled $16.6 million.

Production totals for the first nine months of 2018 included 18,864 ounces of gold, 1,341,429 ounces of silver, 1,206 tonnes of copper, 5,274 tonnes of lead and 14,236 tonnes of zinc. The Company maintains its 2018 Annual Outlook, targeting a plus or minus 10 percent production of 27,000 gold ounces and 1,700,000 silver ounces.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

The following Production Statistics table summarizes certain information about our mining operations for three and nine months ended September  30, 2018 and 2017:

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Arista Mine
Milled
Tonnes Milled	143,110	108,109	410,697	283,258
Grade
Average Gold Grade (g/t)	1.51	2.16	1.64	2.20
Average Silver Grade (g/t)	72	120	106	140
Average Copper Grade (%)	0.37	0.36	0.37	0.37
Average Lead Grade (%)	1.82	1.76	1.64	1.63
Average Zinc Grade (%)	4.21	5.14	4.23	4.25
Recoveries
Average Gold Recovery (%)	80	85	79	86
Average Silver Recovery (%)	91	92	91	92
Average Copper Recovery (%)	82	75	79	77
Average Lead Recovery (%)	81	76	78	77
Average Zinc Recovery (%)	83	83	82	84
Aguila Open Pit Mine
Milled
Tonnes Milled	11,404	2,108	25,730	42,079
Grade
Average Gold Grade (g/t)	2.30	1.02	2.11	1.52
Average Silver Grade (g/t)	39	41	41	34
Recoveries
Average Gold Recovery (%)	86	71	83	73
Average Silver Recovery (%)	76	65	80	80
Mirador Mine
Milled
Tonnes Milled	3,561	3,330	11,244	3,330
Grade
Average Gold Grade (g/t)	1.41	1.08	1.40	1.08
Average Silver Grade (g/t)	105	102	158	102
Recoveries
Average Gold Recovery (%)	81	62	75	62
Average Silver Recovery (%)	65	54	76	54
Combined
Tonnes milled	158,075	113,547	447,671	328,667
Tonnes Milled per Day (1)	1,796	1,336	1,724	1,279
Metal production (before payable metal deductions) (2)
Gold (ozs.)	6,411	6,465	18,864	18,908
Silver (ozs.)	321,590	392,153	1,341,429	1,217,713
Copper (tonnes)	434	291	1,206	804
Lead (tonnes)	2,119	1,449	5,274	3,583
Zinc (tonnes)	4,970	4,628	14,236	11,447
Precious metal gold equivalent ounces produced (mill production) (2)
Gold Ounces	6,411	6,465	18,864	18,908
Gold Equivalent Ounces from Silver	3,993	5,172	16,939	16,722
Total Precious Metal Gold Equivalent Ounces	10,404	11,637	35,803	35,630

(1)	Based on actual days the mill operated during the period.
(2)

Metal production represents metal contained in concentrates and doré produced at our Aguila processing facility, which is before payable metal deductions are levied by the buyers. Payable metals deductions are defined in our contracts with the buyers and represent estimates of metals contained in the concentrates and doré which the buyers deduct from payment. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates and doré that are shipped, and those contained metal estimates are derived from sampling methods and assaying throughout the production process. We monitor these differences to ensure that precious metal production quantities are materially correct.

The following Sales Statistics table summarizes certain information about our combined mining operations for the three and nine months ended September  30, 2018 and 2017:

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Metal sold
Gold (ozs.)	5,721	5,672	16,744	17,521
Silver (ozs.)	301,717	371,754	1,244,092	1,121,870
Copper (tonnes)	378	328	1,101	769
Lead (tonnes)	1,905	1,389	4,862	3,299
Zinc (tonnes)	3,942	4,326	11,527	9,452
Average metal prices realized (1)
Gold ($ per oz.)	1,183	1,289	1,275	1,262
Silver ($ per oz.)	14.69	17.00	16.10	17.33
Copper ($ per tonne)	5,593	6,341	6,526	6,042
Lead ($ per tonne)	1,931	2,349	2,266	2,293
Zinc ($ per tonne)	1,825	2,936	2,899	2,790
Precious metal gold equivalent ounces sold
Gold Ounces	5,721	5,672	16,744	17,521
Gold Equivalent Ounces from Silver	3,745	4,901	15,710	15,411
Total Precious Metal Gold Equivalent Ounces	9,466	10,573	32,454	32,932
Total cash cost before by-product credits per precious metal gold equivalent ounce sold (2)	$1,954	$1,709	$1,687	$1,353
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (2) (3)	$582	$2	$97	$181
Total all-in sustaining cost per precious metal gold equivalent ounce sold (2)	$1,338	$714	$724	$736
Total all-in cost per precious metal gold equivalent ounce sold (2)	$1,406	$756	$774	$768

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(2)	For a reconciliation of this non-GAAP measure to total mine cost of sales, which is the most comparable U.S. GAAP measure, please see Non-GAAP Measures in the Company’s most recently filed Form 10-Q.
(3)	Total cash cost after by-product credits are significantly affected by base metals sales during the periods presented.

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three and nine months ended September 30, 2018 and 2017, its financial condition at September 30, 2018 and December 31, 2017 and its cash flows for the nine months ended September 30, 2018 and 2017. The summary data as of September 30, 2018 and for the three and nine months ended September 30, 2018 and 2017 is unaudited; the summary data as of December 31, 2017 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2017, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent ounce, total all-in sustaining cost per precious metal gold equivalent ounce and total all-in cost per precious metal gold equivalent ounce contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-Q and Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,601	$22,390
Gold and silver rounds/bullion	3,405	3,812
Accounts receivable	1,428	2,884
Inventories, net	11,985	11,636
Income tax receivable, net	1,276	-
Prepaid expenses and other current assets	2,586	1,767
Total current assets	37,281	42,489
Property, plant and mine development, net	102,098	82,599
Deferred tax assets, net	7,576	6,854
Other non-current assets	835	981
Total assets	$147,790	$132,923
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,908	$6,904
Loans payable, current	743	568
Capital leases, current	404	382
Income taxes payable, net	-	1,944
Mining royalty taxes payable, net	1,550	2,359
Accrued expenses and other current liabilities	3,042	2,851
Total current liabilities	19,647	15,008
Reclamation and remediation liabilities	3,673	2,946
Loans payable, long-term	1,572	1,645
Capital leases, long-term	929	1,218
Total liabilities	25,821	20,817
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
57,718,676 and 56,916,484 shares outstanding at September 30, 2018 and December 31, 2017, respectively	58	57
Additional paid-in capital	116,877	114,584
Retained earnings	12,089	4,520
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	121,969	112,106
Total liabilities and shareholders' equity	$147,790	$132,923

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Sales, net	$24,258	$31,122	$87,177	$76,849
Mine cost of sales:
Production costs	17,363	16,122	50,477	39,634
Depreciation and amortization	3,515	3,762	10,587	10,271
Reclamation and remediation	87	37	379	101
Total mine cost of sales	20,965	19,921	61,443	50,006
Mine gross profit	3,293	11,201	25,734	26,843
Costs and expenses:
General and administrative expenses	2,140	1,950	6,719	5,437
Exploration expenses	1,304	1,457	3,740	3,415
Other expense, net	568	110	1,356	1,183
Total costs and expenses	4,012	3,517	11,815	10,035
(Loss) income before income taxes	(719)	7,684	13,919	16,808
Provision for income taxes	62	3,103	5,489	6,987
Net (loss) income	$(781)	$4,581	$8,430	$9,821
Net (loss) income per common share:
Basic	$(0.01)	$0.08	$0.15	$0.17
Diluted	$(0.01)	$0.08	$0.14	$0.17
Weighted average shares outstanding:
Basic	57,642,966	56,888,115	57,361,809	56,841,897
Diluted	57,642,966	57,455,805	58,252,652	57,617,030

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (U.S. dollars in thousands)

(Unaudited)

	Nine months ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$8,430	$9,821
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	(467)	3,033
Depreciation and amortization	11,096	10,602
Stock-based compensation	1,090	877
Other operating adjustments	706	392
Changes in operating assets and liabilities:
Accounts receivable	1,456	(3,034)
Inventories	(340)	(945)
Prepaid expenses and other current assets	(390)	958
Other noncurrent assets	132	36
Accounts payable and other accrued liabilities	3,536	3,319
Mining royalty and income taxes payable, net	(4,428)	(1,556)
Net cash provided by operating activities	20,821	23,503

Cash flows from investing activities:
Capital expenditures	(26,085)	(20,382)
Other investing activities	5	(265)
Net cash used in investing activities	(26,080)	(20,647)

Cash flows from financing activities:
Proceeds from the exercise of stock options	1,261	-
Dividends paid	(860)	(852)
Repayment of loan payable	(424)	(46)
Repayment of capital leases	(285)	(21)
Net cash used in financing activities	(308)	(919)

Effect of exchange rate changes on cash and cash equivalents	(222)	(271)
Net (decrease) increase in cash and cash equivalents	(5,789)	1,666
Cash and cash equivalents at beginning of period	22,390	14,166
Cash and cash equivalents at end of period	$16,601	$15,832

Supplemental Cash Flow Information
Interest expense paid	$140	$24
Income and mining taxes paid	$6,822	$2,764
Non-cash investing activities:
Increase in accrued capital expenditures	$3,935	$510
Change in estimate for asset retirement cost	$527	$-
Equipment purchased through loan payable	$526	$2,397
Equipment purchased under capital leases	$17	$21
Common stock issued for the acquisition of mineral rights	$-	$1,300

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company targets low capital expenditure projects with potential for generating high returns on capital.  The Company has returned $111 million back to its shareholders since commercial production commenced July 1, 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan,” “target,” "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com